UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 22, 2004

UNITED WISCONSIN GRAIN PRODUCERS, LLC

(Exact name of small business issuer as specified in its charter)

Wisconsin	39-2032455
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

W1231 Tessman Road, Cambria, Wisconsin 53923
(Address of principal executive offices)

(920) 348-5016
(Issuer’s telephone number)

Item 5. Other Information and Regulation FD Disclosures.

On April 22, 2004, we released a press release announcing the successful completion of the offering of our membership units, and our loan closing in February 2004.  The offering closed on April 9, 2004.  The press release disclosed non-public information regarding the registrant’s securities offering and financing and is attached hereto as Exhibit 99.1.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

UNITED WISCONSIN GRAIN PRODUCERS, L.L.C.

Dated: April 26, 2004	By:	/s/ Kevin Roche
Kevin Roche, President